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                                                                       Exhibit 2



THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT IS BY ITS TERMS NONTRANSFERABLE AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE ISSUER STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 1998-W-1                                         WARRANT TO PURCHASE 260,000
                                                          SHARES OF COMMON STOCK


                             STOCK PURCHASE WARRANT
                       TO PURCHASE SHARES OF COMMON STOCK
                          OF MICROFIELD GRAPHICS, INC.


     For value received, Microfield Graphics, Inc., an Oregon corporation (the "Company"), grants to Steelcase Inc. (the "Holder") the right, subject to the terms of this Warrant, to purchase at any time during the period commencing on the "Initial Exercise Date" (as defined below), and ending on the "Expiration Date" (as defined below), 260,000 fully paid and nonassessable shares of Common Stock of the Company at the "Exercise Price" (as defined below). This Warrant is nontransferable (except as provided in Section 8.1) and may be exercised for all, but not less than all, 260,000 shares in a single exercise. The number of shares that may be purchased are subject to adjustment under the terms of this Warrant.

Section 1. Definitions. As used in this Warrant, unless the context otherwise requires:

     "Exercise Amount" means 260,000 shares (adjusted as necessary in accordance with Section 7).

     "Exercise Price" means $6.75 per share.

     "Common Stock" means the Common Stock of the Company.

     "Company" has the meaning specified in the introductory paragraph.

     "Exercise Date" means any date when this Warrant is exercised in the manner indicated in Sections 2.1 and 2.2.

     "Expiration Date" means 12:00 midnight (Portland time) on March 19, 2001.
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     "Holder" has the meaning specified in the introductory paragraph.

     "Initial Exercise Date" means March 19, 1999.

     "Person" means an individual, corporation, partnership, trust, joint venture or other form of business entity.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations which replace the Securities Act or any such rules and regulations.

     "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of this Warrant, adjusted as necessary in accordance with Section 7.

Section 2.  Duration and Exercise of Warrant.

     2.1 Exercise Period. Subject to the provisions hereof, this Warrant may be exercised at any time during the period commencing on the Initial Exercise Date and ending on the Expiration date for the Exercise Amount. After the Expiration Date, this Warrant shall become void and all rights to purchase Warrant Shares hereunder shall thereupon cease.

     2.2 Methods of Exercise. This Warrant may be exercised by the Holder for the Exercise Amount by (i) surrendering this Warrant to the Secretary of the Company, (ii) payment of any applicable consideration, and (iii) executing and delivering to the Secretary of the Company the attached Exercise Form, which must select one of the following exercise methods, to be at the Holder's option:

          2.2.1 Exercise for Cash. If the Holder elects to exercise the Warrant for cash, the Holder shall tender to the Company payment in full by cash, check, or wire transfer of the Exercise Price for the Warrant Shares.

          2.2.2 Same Day Sale Exercise. In lieu of exercising this Warrant by payment of cash, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Exercise Price through a "same day sale" commitment from the Holder and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Holder irrevocably elects to exercise the Warrant and to sell a portion of the Warrant Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Warrant Shares to forward the Exercise Price directly to the Company.

     2.3 Certificates. As soon as practicable after exercise of this Warrant, certificates for Warrant Shares shall be delivered to the Holder.

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     2.4  Effective Date of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the Warrant Shares shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

     2.5 Securities Act Compliance. Unless the issuance of the Warrant shares shall have been registered under the Securities Act, as a condition of its delivery of certificates for the Warrant Shares, the Company may require the Holder to deliver to the Company, in writing, representations regarding the Holder's sophistication, investment intent, acquisition for its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Holder:

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING THESE SECURITIES OR (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

     2.6 Taxes. The Company shall pay any tax and other governmental charges which may be payable in respect of the issuance of the Warrant Shares, provided, however, that in no case will the Company pay any taxes relating to income to the Holder resulting from the issuance or exercise of this Warrant.

     2.7 Voting Agreement. Upon exercise of this Warrant, Holder acknowledges that all Common Stock issued under the Warrant shall be subject to the terms and conditions of that certain Share Ownership, Voting and Right of First Refusal Agreement dated as of March 19, 1998 between the Company, the Holder and certain officers and directors of the Company.

Section 3.  Warrant Shares.

     3.1 Validity and Reservation. The Company covenants that all Warrant Shares issued upon exercise of this Warrant will be validly issued, fully paid, nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (except

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encumbrances or restrictions arising under federal or state securities laws), and not subject to preemptive rights. The Company agrees that, as long as this Warrant may be exercised, the Company will have duly authorized and reserved for issuance upon exercise of this Warrant a sufficient number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and from time to time will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of Common Stock issuable upon exercise of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Common Stock upon the exercise of this Warrant.

Section 4.  Fractional Shares.

     No fractional Warrant Shares shall be issued upon the exercise of this Warrant, and the number of Warrant Shares to be issued shall be rounded to the nearest whole number.

Section 5.  Limited Rights of Warrant Holder.

     The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a stockholder of the Company, either at law or equity, until this Warrant shall have been exercised.

Section 6.  Loss of Warrant.

     Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification and a bond satisfactory to the Company if requested by the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new warrant of like denomination.

Section 7.  Certain Adjustments.

          7.1 Adjustment of Warrant Shares. The number, class and Exercise Price per share of securities for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as hereinafter provided:

          (a) Recapitalization. If the outstanding shares of the Company's Common Stock are divided into a greater number of shares, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately increased and the Exercise Price per share shall be proportionately reduced. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be proportionately reduced and the Exercise Price per share shall be proportionately increased. The

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increases and reductions provided for in this Section 7.1(a) shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of this Warrant nor the aggregate price payable for such percentage shall be affected by any event described in this Section 7.1(a).

          (b) Merger or Reorganization, Etc. In the event of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation or other change in the capital structure of the Company (not including the issuance of additional shares of capital stock other than by stock dividend or stock split), then, the Holder of this Warrant will have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately before the merger, consolidation, reclassification, reorganization, recapitalization or other change in the capital structure, it had held the number of shares of Common Stock obtainable upon the exercise of this Warrant.

          (c) Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Shares (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (i) securities of the Company or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, upon exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, the Holder shall receive, in addition to the Warrant Shares (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 7.

          (d) Other Impairments. If any event shall occur as to which the provisions of Section 7.1(a)-(c) are not strictly applicable but are covered by the essential intent and principles of such sections, then, in each such case, the Company will appoint the firm of independent certified public accountants of recognized national standing with the largest U.S. revenues for the prior year (but not the Company's regular auditors), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 7.1, necessary to preserve the rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

          7.2 Notice of Adjustment. Whenever an event occurs requiring any adjustment to be made pursuant to Section 7.1, the Company shall promptly file with its Secretary or an assistant secretary at its principal office and with its stock transfer agent, if any, a certificate

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of its President or Chief Financial Officer specifying such adjustment, setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment. Such certificate shall be made available at all reasonable times for inspection by the Holder. Promptly (but in no event more than 30 days) after each such adjustment, the Company shall give a copy of such certificate by certified mail to the Holder.

Section 8. Miscellaneous.

     8.1 Assignment. This Warrant may not be transferred or assigned by the Holder, except to a wholly-owned subsidiary of the Holder.

     8.2 Notice. All notices required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) three days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address for such party, (c) one day after deposit with a nationally recognized air courier service such as DHL or Federal Express, or (d) on the date of facsimile transmission, with confirmed transmission.

          If to the Company:
          -----------------

               Microfield Graphics, Inc.
               7216 SW Durham Road
               Portland, Oregon 97224
               ATTN:  John B. Conroy, President
                      and Chief Executive Officer
               Fax:  (503) 620-4090

          If to the Holder:
          ----------------

               Steelcase Inc.
               901-44th Street S.E.
               Grand Rapids, MI 49508
               ATTN:  James P. Hackett, President and Chief Executive Officer
               Fax:  (616) 247-2374

or such other address as such party may designate by 10 days' advance written notice to the other party.

     8.3 Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Oregon, exclusive of choice of law rules.

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     8.4 No Impairment. The Company will not, by amendment of its Articles of
Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefore upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon exercise of this Warrant.

     8.5 Notices of Record Date. After the Initial Exercise Date, in case:

          8.5.1 the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any securities or to receive any other right; or

          8.5.2 of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

          8.5.3 of any voluntary dissolution, liquidation or winding-up of the Company; or

          8.5.4 of any redemption or conversion of all outstanding Common Stock;

     then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days before the consummation of the applicable event.

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     8.6 No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

     8.7 Saturdays, Sundays and Holidays. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. Pacific Time the next business day.

     8.8 Headings. The headings herein are for convenience only and shall not control or affect the meaning or construction of this Warrant.

     Dated as of:  March 19, 1998.

                                       MICROFIELD GRAPHICS, INC.



                                       By: /s/  John B. Conroy
                                          --------------------------
                                           John B. Conroy, President
                                           and Chief Executive Officer

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                                 EXERCISE FORM
                                 -------------

                     (To Be Executed by the Warrant Holder
                            to Exercise the Warrant)


To:  MICROFIELD GRAPHICS, INC.

1. The undersigned hereby irrevocably elects to exercise the right to purchase represented by Warrant No. 1998-W-1 for 260,000 shares of Common Stock, and to purchase 260,000 shares of Common Stock provided for in the Warrant as follows [check one]:

     [ ] Exercise for Cash: Pursuant to Section 2.2.1 of the Warrant, the Holder hereby elects to exercise the Warrant for cash and tenders payment herewith (or has made a wire transfer) to the order of Microfield Graphics, Inc. in the amount of $____________.

     [ ] Same Day Sale Exercise: Pursuant to Section 2.2.2 of the Warrant, the Holder hereby elects to exercise the Warrant on a cashless basis.

2. The undersigned requests that certificates for such shares of Common Stock be issued and delivered as follows:

     Name:
          ---------------------------

     Address:
             ------------------------

     Deliver to:
                ---------------------

     Address:
             ------------------------

3. In connection with the exercise of the Warrant, the undersigned hereby represents and warrants to you as follows:

     (a) Purchase Entirely for Own Account. The Common Stock will be acquired for investment for the undersigned's own account and not with a view to the resale or distribution of any part thereof, and the undersigned has no intention of selling, granting any participation in, or otherwise distributing the same.

     (b) Restricted Securities. The undersigned understands the Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom and, in the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely.


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     (c)  Investment Experience.  The undersigned is experienced in evaluating and investing in companies in the development stage, can bear the economic risk of an investment in the Common Stock, and has enough knowledge and experience in financial and business matters to evaluate the merits and risks of the investment in the Common Stock.

     (d) Qualifications as an Accredited Investor. The undersigned is a corporation that was not formed for the specific purpose of acquiring the securities of the Company and has total assets in excess of $5,000,000.

     (e) Opportunity to Review Documents and Ask Questions. The Company has made available to the undersigned all documents and information requested by the undersigned relating to an investment in the Company. In addition, the undersigned has had adequate opportunity to ask questions and to receive answers from the management of the Company covering the terms and conditions of the offering and the Company's business, management, and financial affairs.

4.   The undersigned understands, agrees, and recognizes that:

     (a) No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Common Stock.

     (b) All certificates evidencing the Common Stock shall bear a legend substantially similar to the legend set forth in Section 2.5 of the Warrant regarding resale restrictions.

     (c) All shares of Common Stock issued upon exercise of this Warrant shall be subject to the Voting Agreement referenced in Section 2.7 of the Warrant and all certificates shall also bear a legend stating that the Common Stock issued is subject to the Voting Agreement.

5.   The undersigned is a resident of the state of ________________________.

     Dated:    _____________, 19___.

                                       STEELCASE INC.

                                       By:
                                           -----------------------
                                       Name:
                                             ---------------------
                                       Title:
                                              --------------------

                                       Note: Signature must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.